Exhibit 99.1

Verso Announces Future Leadership Transition

Dave Paterson will become Chairman of the Board when Verso Emerges from Bankruptcy and will Step Down as President and Chief Executive Officer when Verso Finds his Successor

MEMPHIS, Tenn. (June 6, 2016) – Verso Corporation (OTCPink: VRSZQ) announced today that David J. Paterson, the President and Chief Executive Officer and a director of the company, will become the Chairman of the Board of Verso immediately upon its emergence from its pending Chapter 11 bankruptcy proceeding. In addition, Mr. Paterson has informed Verso’s board of directors that he intends to step down as the company’s President and Chief Executive Officer when Verso finds his successor, but until then, he intends to continue to serve in this role. Though there is no set timetable for Mr. Paterson’s departure, both Verso and he intend for the transition to occur in short order, with the objective that the new President and Chief Executive Officer be in place to guide Verso as soon as practicable after it emerges from bankruptcy. Verso has engaged a search firm and is actively seeking a successor to Mr. Paterson.

“Dave Paterson has been a stalwart as Verso’s President and Chief Executive Officer over the past four years,” said Scott Kleinman, Verso’s Chairman of the Board. “During this period of unprecedented upheaval in the printing and writing papers industry, Dave has provided insightful vision and steady, reliable leadership for Verso. His contributions in managing a business with constrained liquidity have been particularly valuable and appreciated as Verso has dealt head on with the financial challenges of our industry and company. Due in no small measure to Dave’s substantial efforts, Verso now is poised to emerge from a fully consensual Chapter 11 reorganization as a stronger competitor with a financially sustainable capital structure. We take great comfort in the knowledge that while Dave soon will be giving up his day-to-day responsibilities as the President and Chief Executive Officer of Verso, he will remain with the company as my successor as the Chairman of the Board upon Verso’s emergence from bankruptcy.”

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business, including relating to Verso’s ability to successfully identify and transition a new President and Chief Executive Officer. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Media Contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

901-369-5800

kathi.rowzie@versoco.com

Investor contact:

901-369-4128

Investor.Relations@versoco.com

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